EXHIBIT 2

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG ACTIVE INVESTMENT FUND, LTD., CASTLERIGG ACTIVE INVESTMENT INTERMEDIATE FUND, L.P., CASTLERIGG ACTIVE INVESTMENT MASTER FUND, LTD., CASTLERIGG EQUITY EVENT AND ARBITRAGE FUND, PULTENEY STREET PARTNERS, L.P., THOMAS E. SANDELL (COLLECTIVELY, “SANDELL”), EDWARD A. GLICKMAN, AND LEE S. WIELANSKY (COLLECTIVELY WITH SANDELL, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BROOKDALE SENIOR LIVING INC. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/.

Sandell Asset Management Corp., together with the entities and individuals identified below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of proxies from the stockholders of Brookdale Senior Living Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of stockholders (the “Proxy Solicitation”).

The participants are anticipated to include, or may be deemed to include, Sandell Asset Management Corp. (“SAMC”), Castlerigg Master Investments, Ltd. (“Castlerigg Master Investment”), Castlerigg International Limited (“Castlerigg International”), Castlerigg International Holdings Limited (“Castlerigg Holdings”), Castlerigg Offshore Holdings, Ltd. (“Castlerigg Offshore Holdings”), Castlerigg Merger Arbitrage and Equity Event Fund, Ltd. (“CMAEE Fund”), Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P. (“CMAEE Intermediate”), Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd. (“CMAEE Master”), Castlerigg Active Investment Fund, Ltd. (“CAI Fund”), Castlerigg Active Investment Intermediate Fund, L.P. (“CAI Intermediate”), Castlerigg Active Investment Master

Fund, Ltd. (“CAI Master”), Castlerigg Equity Event and Arbitrage Fund (“CEEAF”), Pulteney Street Partners, L.P. (“Pulteney Partners”), Thomas E. Sandell, Edward A. Glickman, and Lee S. Wielansky.

As of the close of business on March 16, 2015, the Participants may be deemed to beneficially own an aggregate of 2,535,922 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”).

Of the 2,535,922 shares of Common Stock deemed to be beneficially owned in the aggregate by Participants: (a) Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings and Castlerigg Offshore Holdings may be deemed to beneficially own the 1,698,764 shares of Common Stock directly held by Castlerigg Master Investment; (b) CMAEE Master, CMAEE Fund and CMAEE Intermediate may be deemed to be beneficially own the 226,966 shares of Common Stock directly held by CMAEE Master; (c) CAI Master, CAI Fund and CAI Intermediate may be deemed to beneficially own the 278,213 shares of Common Stock directly held by CAI Master, including the 1,000 shares of Common Stock held in record name by CAI Master; (d) CEEAF beneficially owns 21,150 shares of Common Stock; (e) Pulteney Partners beneficially owns 7,500 shares of Common Stock; (f) SAMC may be deemed to beneficially own the 2,232,593 shares of Common Stock held by Castlerigg Master Investment, CMAEE Master, CAI Master, CEEAF and Pulteney Partners by virtue of investment management agreements with each such entity; and (f) Mr. Sandell, a citizen of Sweden, may be deemed to beneficially own 2,535,922 shares of Common Stock by virtue of his direct and indirect control of SAMC and his indirect control over Merrill Lynch Investment Solutions SICAV, an umbrella fund with segregated liability between sub-funds acting for and on behalf of Merrill Lynch Investment Solutions – Castlerigg Equity Event and Arbitrage UCITS Fund (“UCITS”), which beneficially owns 303,329 shares of Common Stock.

By virtue of investment management agreements with Castlerigg Master Investment, CMAEE Master, CAI Master, CEEAF and Pulteney Partners, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by Castlerigg Master Investment, CMAEE Master, CAI Master, CEEAF and Pulteney Partners. By virtue of an investment management agreement with UCITS, Sandell Investment Services, L.L.C. (“SIS”) has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.

The principal business of SAMC and SIS is to provide investment management services to private individuals and institutions. The principal business of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CAI Fund, CAI Intermediate, CAI Master, Pulteney Partners and UCITS is to invest in securities. The principal business of Mr. Sandell is to serve as

Chief Executive Officer of SAMC and as Managing Member of SIS. The principal business of Mr. Glickman is to serve as Executive Chairman of FG Asset Managemnet US, an alternative asset manager serving Korean financial institutions. The principal business of Mr. Wielansky is to serve as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company located in St. Louis, Missouri.

The principal business address of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, CMAEE Fund, CMAEE Intermediate, CMAEE Master, CAI Fund, CAI Intermediate, and CAI Master is c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The principal business address of Castlerigg Offshore Holdings is c/o Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of UCITS is c/o State Street Bank Luxembourg S.A., 49 avenue J. F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg. The principal business address of CEEAF is c/o Atlantic Fund Services, Three Canal Plaza, Suite 600 Portland, Maine 04101.  The principal business address of Pulteney Partners is 527 Madison Avenue, 6th Floor, New York, NY 10022. The principal business address of SIS, SAMC, and Mr. Sandell is 540 Madison Avenue, 36th Floor, New York, NY 10022. The principal business address of Mr. Glickman is 44 West Fourth St., 10-87, New York NY 10012. The principal business address of Mr. Wielansky is 721 Emerson Road Suite 100, St. Louis, MO 63141.